SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party Other than the Registrant [_]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Rule 14a-12

MATRIXX INITIATIVES, INC.

(Name of Registrant as Specified in Its Charter)

     Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

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MATRIXX INITIATIVES, INC.

4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

NOTICE AND PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on April 28, 2004

To the Holders of Our Common Stock:

      The annual meeting of stockholders of Matrixx Initiatives, Inc. will be held at the Ritz Carlton, Phoenix, Arizona, on April 28, 2004 at 10:00 a.m. (local time) for the following purposes:

1.	To elect two directors to our board of directors to serve for a three-year term or until their successors are elected.

2.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

      We cordially invite you to attend the annual meeting of stockholders. The board of directors has fixed the close of business on March 30, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. You can vote your shares of our common stock at the annual meeting only if you are present at the annual meeting in person or by valid proxy. Admission to the annual meeting is limited to our stockholders and their proxies. If you hold your shares in “street” form through a broker or similar market intermediary rather than in your own name, you will be admitted to the annual meeting if you present a written affidavit or statement from the brokerage institution that is the registered holder of your shares showing that you were the beneficial owner of your shares as of the March 30, 2004 record date.

      Your vote is important to us. Even if you plan to attend the annual meeting, please complete and sign the enclosed proxy card and mail it to us promptly in the return envelope. A copy of our 2003 Annual Report to Stockholders, which includes our 2003 financial statements, was first mailed with this Notice and Proxy Statement on or about April 6, 2004 to all stockholders of record as of the record date.

      Your attention is directed to the attached Proxy Statement.

By order of the board of directors,

WILLIAM J. HEMELT,
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona

April 6, 2004

Matrixx Initiatives, Inc.
4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

CORRECTION NOTICE

Due to a production error, the enclosed Proxy Statement for the 2004 Annual Meeting of Shareholders of Matrixx Initiatives, Inc. incorrectly references Michael A. Zeher, a director of Matrixx, as a member of the Compensation Committee and the Corporate Governance and Nominating Committee of the board of directors of Matrixx. Mr. Zeher is not a member of either such committee. Please disregard these references.

William J. Hemelt,
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

MATRIXX INITIATIVES, INC.

4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

PROXY STATEMENT

      This Proxy Statement relates to the 2004 annual meeting of stockholders (the “Annual Meeting”) of Matrixx Initiatives, Inc. (“Matrixx” or the “Company”) to be held at 10:00 a.m. (local time) on April 28, 2004 at the Ritz Carlton Phoenix, 2401 E. Camelback Road, Phoenix, Arizona, or at such other time and place to which the Annual Meeting may be adjourned. The enclosed proxy is solicited by the board of directors of Matrixx for use at the Annual Meeting. The proxy materials relating to the Annual Meeting were first mailed on or about April 6, 2004 to record holders of our common stock entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

      You should review the information contained in this Proxy Statement in conjunction with the financial statements, notes to financial statements, independent auditors’ reports and other information included in our 2003 Annual Report to Stockholders that was mailed to our stockholders with this Proxy Statement.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, you will be asked to consider and act upon the following matters:

•	the election of two directors to our board of directors to serve for a three-year term or until their successors are elected; and

•	certain other matters that may properly come before the Annual Meeting or any adjournment thereof.

Who is entitled to vote at the Annual Meeting?

      Stockholders of record at the close of business on March 30, 2004 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 9,463,801 shares of our common stock issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote per share of common stock held by such stockholder on each matter of business to be considered at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

      A majority of our issued and outstanding shares of common stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the Annual Meeting. If a quorum is present for any proposal, we will be permitted to conduct all of the business of the Annual Meeting. Proxies that we receive but are marked as abstentions (or “vote withheld”) will be included in our calculation of the number of shares considered to be present at the Annual Meeting.

Under what process may I vote?

      You can vote on matters to come before the Annual Meeting in four ways:

•	you can attend the Annual Meeting and cast your votes in person; or

•	you can vote by completing, dating and signing the enclosed proxy card and returning it to us. If you do this, you will authorize the individuals named on the proxy card (referred to as the proxyholders) to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our board of directors; or

•	you can phone in your proxy by calling the telephone number on your proxy card or voter instruction form; or

•	you can vote via the internet by going to http://www.proxyvote.com and entering the control number specified on your proxy card or voter instruction form.

Votes submitted via telephone or the internet must be received by 11:59 p.m. (Eastern Daylight Time) on April 27, 2004. Submitting your vote via telephone or the internet will not affect your right to vote in person at the Annual Meeting should you decide to attend the Annual Meeting. If you hold your shares through a broker or other custodian, please review the voting form used by that firm to see if it offers telephonic or internet voting. Applicable laws authorize the use of telephonic transmission and electronic transmission, such as transmission over the internet, to grant a proxy.

What are the board’s recommendations?

      A description of each item to be voted on at the Annual Meeting, including the board’s recommendations as to voting on such items, is set forth elsewhere in this Proxy Statement. In summary, the board recommends a vote FOR the election of the director nominees included in this Proxy Statement, as described under Proposal No. 1.

      If any other matter is properly brought before the Annual Meeting for a vote, the proxyholders will vote as recommended by the board of directors or, if no recommendation is given, in the proxyholders’ own discretion.

What if I vote and then change my mind?

      If you sign and mail us the enclosed proxy card and then wish to change your vote, you may revoke your proxy at any time before it is exercised by:

•	attending the Annual Meeting and voting in person; or

•	completing, signing and delivering to us a new proxy card bearing a later date; or

•	sending written notice of revocation of your proxy to our Secretary at Matrixx Initiatives, Inc., 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016.

What vote is required to approve each proposal?

      For the election of directors, the nominees who receive the highest number of votes will be elected as directors.

      Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of each matter submitted to the stockholders for a vote. A broker non-vote occurs where a stockholder’s shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. In this situation, the broker may vote the shares on some “routine” matters, including the election of directors, but will be unable to vote the shares on “non-routine” matters if it does not have the authority from the beneficial stockholder to do so.

Are proxies being solicited?

      We are soliciting proxies for the Annual Meeting. We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of our stock. Our solicitation will be by mail, except for any incidental personal solicitation made by our directors, officers and employees, who will receive no additional compensation for such solicitations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS FOR TERM EXPIRING

AT 2007 ANNUAL MEETING

General

      The board of directors is divided into three classes of equal size, with one class elected each year for a three-year term. At the Annual Meeting, we will seek the election of two individuals, Edward J. Walsh and Michael A. Zeher, as directors, to hold office until the 2007 annual meeting of stockholders or until their successors are elected and qualified. Both nominees are presently members of our board of directors. The nominees have consented to be named in this Proxy Statement and to serve on the board of directors if elected. We do not anticipate that either nominee will become unable or unwilling to accept nomination or election. If that should occur, however, the proxy holders named in the proxy intend to vote in his stead for the election of such person as our board of directors may recommend. Cumulative voting is not permitted for the election of directors.

      For information regarding the nominees proposed for election at the Annual Meeting, see “Information Concerning Directors” in the following section.

Vote Required

      The nominees who receive the highest number of votes cast at the Annual Meeting or any adjournment thereof will be elected to the board of directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EDWARD J. WALSH AND MICHAEL A. ZEHER.

INFORMATION CONCERNING DIRECTORS

Biographical Information

      The following sets forth certain biographical information with respect to the nominees for election as directors at the Annual Meeting and our continuing directors.

Nominees for Directors with Terms Expiring in 2007

Name	Age	Position With Company and Tenure

Edward J. Walsh	72	Director since 2000
Michael A. Zeher	56	Director since 2000

      Edward J. Walsh was elected to the board of directors in September 2000. Mr. Walsh is currently the President of Sparta Group Ltd., a business consulting firm located in Arizona, and has served in that role since 1988. Mr. Walsh also serves on a number of corporate boards, including Nortrust Holding Company, the holding company for Northern Trust Bank, N.A. — Arizona and Northern Trust Bank, N.A. — Colorado and the WD-40 Company. Mr. Walsh brings extensive experience in the consumer products market having served as President and Chief Executive Officer of Dial Corporation from 1984 to 1987 and as President and Chief Executive Officer of Armour International from 1977 to 1984. In addition, Mr. Walsh currently is a member of the advisory board of directors of the Universal Technical Institute. Mr. Walsh holds a Masters of Business Administration degree from New York University and is a graduate of Iona College in New York.

      Michael A. Zeher was elected to the board of directors in September 2000. In July 2003, Mr. Zeher was appointed President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson. Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.

Continuing Directors with Terms Expiring in 2005

Name	Age	Position With Company and Tenure

William C. Egan	59	Director since 2001
Carl J. Johnson	55	President and Chief Executive Officer; Director since 2001

      William C. Egan was elected to the board of directors in August 2001. Retired from Johnson & Johnson in 2001 after 25 years of active management, Mr. Egan most recently served as Chairman of the board of directors of the Cosmetic, Toiletry and Fragrance Association, a position he held between 1999 and 2001. He presently serves as a Director of US Dermatologics, a manufacturer of first aid products, an Advisory Board Member of the J. L. Kellogg Graduate School of Management and a Trustee of the Westminster School. From 1995 to 2001, Mr. Egan was a member of Johnson & Johnson’s Consumer Products Operating Committee where he held a number of important global positions, including Group Franchise Chairman, Worldwide Consumer and Personal Care Products. Additional positions with Johnson & Johnson included President of Baby Products, Chairman of Windsor Minerals, Inc. and Group Product Director, Tylenol Products. Mr. Egan also served as President of Arm & Hammer Consumer Products, a division of Church & Dwight Co., Inc. Mr. Egan graduated from Trinity College and received a Masters of Business Administration from the Northwestern University, J. L. Kellogg Graduate School of Management.

      Carl J. Johnson joined Matrixx in July 2001 as President and Chief Executive Officer and as a member of the board of directors. Mr. Johnson’s professional experience spans 20 years in the product development, marketing and sales arenas with several large pharmaceutical and consumer goods companies. From 1993 to 2001, Mr. Johnson was Vice President, Commercial Development with Perrigo Company, a public company and leading manufacturer of over-the-counter pharmaceutical and nutritional products for the store brand market. In that capacity he was responsible for procuring new products and technologies and contract manufacturing services emphasizing Abbreviated New Drug Applications (ANDA) products. Mr. Johnson also worked at Johnson & Johnson from 1973 to 1989, where he held a number of high level marketing and sales positions, including responsibility for the national launch of the Acuvue® disposable contact lens product. Mr. Johnson also provided marketing leadership for a special team tasked to re-engineer Johnson & Johnson’s sales, administrative and operational functions. Mr. Johnson earned a Masters of Business Administration — Marketing from the Fairleigh Dickinson University and a Bachelors of Science in Economics from Wagner College.

Continuing Directors with Terms Expiring in 2006

Name	Age	Position With Company and Tenure

Edward E. Faber	71	Director since 2000; Chairman of the board of directors since 2001
L. White Matthews, III	58	Director since March 2003

      Edward E. Faber was elected to the board of directors in September 2000 and was named Chairman of the board on April 12, 2001. Retired from active management, Mr. Faber currently serves on the board of Pomeroy IT Solutions, Inc., a Nasdaq-listed computer and information technology services provider. From 1991 to 1992, Mr. Faber was President and Chief Executive Officer of SuperCuts, Inc., where he was responsible for organizing and executing a successful initial public stock offering for the company. Mr. Faber has over 30 years of experience building and managing high-technology growth companies. In 1976, he was the founding President of Computerland Corporation where he led the development of the largest computer retailing company in the world. He retired from the company in 1983 but returned in 1985 to serve as Chairman and Chief Executive Officer until the company was sold in 1987. Mr. Faber continued to serve as Vice Chairman of the board of Computerland until 1990. Mr. Faber also previously served as Chairman and Chief Executive Officer of Dataphaz, Computerland’s largest franchise operator. Mr. Faber graduated from Cornell University with a Bachelors of Science in Industrial Labor Relations and served as an officer in the United States Marine Corps.

      L. White Matthews, III was elected to the board of directors in March 2003. Retired from active management, Mr. Matthews currently serves as a director and audit committee member of Imation Corp., an NYSE-listed data storage provider, and a director of Mercantile Funds, Inc., a family of mutual funds. Mr. Matthews brings extensive experience in the accounting, financial and audit fields of corporate management from having served as chief financial officer of two large public corporations. From 1999 until 2001, Mr. Matthews served as Executive Vice President, Chief Financial Officer and member of the board of directors for Ecolab, Inc., an NYSE-listed developer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews also served as a director and member of the compensation committee and as Chairman of the audit committee of Lexent, Inc., a Nasdaq-listed infrastructure services company, from 1998 to January 2003. Mr. Matthews earned a Masters of Business Administration in Finance and General Business from the University of Virginia’s Darden School of Business Administration and a Bachelors of Science in Economics from Hampden-Sydney College.

Meetings of the Board

      During the fiscal year ended December 31, 2003, the board of directors held eight meetings, either in person (including teleconference) or by written consent resolution. All directors attended or participated in 100% of the regularly scheduled meetings and in at least 75% of the special (unscheduled) meetings. In addition, all directors attended last year’s Annual Meeting of Stockholders.

Committees of the Board

      The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

      The Audit Committee is responsible for reviewing the accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results of operations, and for selecting and meeting with the Company’s independent accountants. The Committee meets from time to time with members of the Company’s accounting staff and also, among other things, reviews the financial and risk management policies followed by the Company in conducting its business activities; the Company’s annual financial statements; the Company’s internal financial controls; and the performance and compensation of the Company’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. The Audit Committee consists of Mr. L. White Matthews, III (Chairman), Mr. William Egan, and Mr. Edward Walsh. The committee met four times in 2003. The Board has determined that each of the members of the Audit Committee has met the independence requirements of the NASDAQ Stock Market and the Securities and Exchange Commission (“SEC”). Mr. Matthews serves as the Audit Committee financial expert, as defined by SEC regulations and is considered independent under the National Association of Securities Dealers’ (“NASD”) listing standards. The report of the Audit Committee is set forth below under the heading “Audit Committee Report.”

      The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers and for administering all of the Company’s stock option plans. The Committee operates under a written Compensation Committee Charter adopted by the Board. The Compensation Committee consists of Mr. Edward Walsh (Chairman), Mr. William Egan, Mr. L. White Matthews, III, and Mr. Michael Zeher. The committee met three times in 2003. The report of the Compensation Committee is set forth below under the heading “Report of the Compensation Committee.”

      The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the Board and recommending Board nominees for each of the Board’s committees, recommending to the Board corporate governance principles and practices, and leading the Board in an annual review of its performance. The Committee operates under a written Corporate Governance and Nominating Committee Charter adopted by the Board, attached to this Proxy Statement as Appendix A. The Corporate Governance and Nominating Committee consists of Mr. William Egan (Chairman), Mr. L. White Matthews, III, Mr. Edward Walsh and Mr. Michael Zeher. The committee met two times in 2003. The Board has determined that each of the members of the Corporate Governance and Nominating Committee has met the independence requirements of the NASD and SEC.

      The Corporate Governance and Nominating Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical and other information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations below under the heading “Proposals by Stockholders.” To be considered by the Committee, each nominee, whether submitted by a stockholder or this committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Company’s business in such areas (among others) as medicine, science, product research and development, finance and accounting, or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend, and participate in all Board and applicable Board committee meetings, as well as the annual meeting of stockholders, and must not have any conflicts of interest with the Company. The Corporate Governance and Nominating Committee also requires a certain number of director nominees to be independent as defined under the NASD listing standards and SEC regulations, and that at least one member of the Audit Committee be a financial expert. The Committee will seek recommendations from outside legal, accounting, and other advisors in order to locate qualified nominees. All nominees, whether submitted by a stockholder or the Committee, will be evaluated in the same manner by the Committee, based upon their qualifications, experience, interpersonal, and other relevant skills.

Director Compensation

      Except for our Chairman, Edward Faber, whose compensation is described below, our non-employee directors receive $3,000 per calendar quarter for service on the Board and $1,000 per calendar quarter for service as members of our board committees or as Matrixx representatives on any outside company’s board. The chairman of each committee receives an additional $500 per quarter for service in that capacity.

      In 2003, Mr. Faber received $5,000 per month as compensation for his board service for January, February and March and $4,000 per month as compensation for April through December, including his service as Chairman. We expect that the Chairman’s compensation will remain at $4,000 per month in 2004.

      Each board member is granted 10,000 options to purchase shares of our common stock upon his election to the board and is subsequently granted an additional 10,000 options annually while serving as a director. The exercise price for each such grant of options is set as the closing price of the Company’s common stock on the date of grant.

      In June 2002, as part of the Matrixx 2001 Long-Term Incentive Plan, a Restricted Stock Program was offered to our board of directors (the “Program”). A director who participates in the Program, may elect to receive, in lieu of cash, all or any portion of the fees payable by Matrixx to him for his service on the board of directors or any committee in the form of shares of our common stock. Conditions to participation include a three year restriction on the sale or disposition of any shares received under the Program. The purchase price for the shares is equal to 80% of the closing price of our common stock on the Nasdaq National Market on the designated day of purchase. As of December 31, 2003, Mr. Faber had elected to participate in the Program for January, February and March of 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and other persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the

Securities and Exchange Commission. These officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of the copies of such forms received by us, or on written representations that we have received from certain reporting persons that no forms were required for such persons, we believe that during the fiscal year ended December 31, 2003, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except as follows:

1. Each of William Egan, Edward Walsh and Michael Zeher, members of the board of directors, and William Yuan, then a member of the board of directors, filed one late report on Form 4 (Statement of Changes in Beneficial Ownership) in 2003. In each case, the late filing related to a stock option grant to such individual in January 2003 of 10,000 options. A Form 4 for each such individual in respect of his option grant was filed with the SEC one day late in January 2003.

2. Edward Faber, a member and Chairman of the board of directors, filed two late reports on Form 4 (Statement of Changes in Beneficial Ownership) in 2003. The filings related to a stock option grant in January 2003 of 10,000 options and a stock purchase of 100 shares in February 2003. A Form 4 for the January 2003 stock option grant was filed with the SEC one day late in January 2003 and a Form 4 for the February 2003 stock purchase was filed with the SEC three days late in March 2003.

EXECUTIVE COMPENSATION

      The following table discloses, for the years ended December 31, 2001, 2002 and 2003, compensation paid to our named executive officers, including the President and Chief Executive Officer and the other most highly compensated executive officers during 2003 whose salary and bonus exceeded $100,000.

	Long Term Compensation

	Annual Compensation				Awards		Payouts

					Restricted	Securities
					Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus		Award(s)	Options/SARs	Payouts(1)	Compensation(2)

Carl J. Johnson	2003	$275,000	$205,000	(3)	$61,755	35,000	$210,000	$9,051	(4)
President and	2002	$231,090	$150,000	(5)	$42,050	29,400	$0	$7,365	(6)
CEO	2001	$107,451	$56,250		$0	75,000	$0	$67,896	(7)

William J. Hemelt	2003	$150,000	$75,000	(3)	$11,188	55,000	$57,500	$4,500
Executive Vice	2002	$132,933	$60,500	(8)	$7,569	1,700	$0	$3,839
President, CFO, Treasurer and Secretary	2001	$120,625	$18,750		$0	0	$0	$3,600

Timothy L. Clarot	2003	$100,000	$50,000	(3)	$7,464	20,000	$18,250	$3,000
Vice President,	2002	$82,500	$52,500	(9)	$5,046	700	$0	$0
Research and	2001	$70,000	$0		$0	0	$0	$0
Development

James Marini	2003	$120,000	$138,000	(10)	$8,950	0	$20,250	$3,600
Vice President,	2002	$82,500	$140,880	(11)	$6,728	700	$0	$2,247
Sales	2001	$70,000	$60,295		$0	0	$0	$1,977

Lynn A. Romero	2003	$90,000	$45,000	(3)	$6,713	10,000	$17,000	$2,700
Vice President,	2002	$80,000	$37,500	(12)	$5,046	700	$0	$1,775
Administration	2001	$65,000	$0		$0	0	$0	$1,780

(1)	Approximately one-third of the Long Term Incentive Plan payments were granted as three-year restricted stock awards.

(2)	Includes matching contributions under our SRA/ IRA defined contribution program.

(3)	2003 bonuses were paid in January 2004.

(4)	Includes $8,501 for matching contribution under our SRA/ IRA defined contribution program and $550 in reported taxable income for a life insurance plan.

(5)	Mr. Johnson’s 2002 bonus was paid in January 2003.

(6)	Includes $6,855 for matching contribution under our SRA/ IRA defined contribution program and $510 in reported taxable income for a life insurance plan.

(7)	In connection with Mr. Johnson’s appointment as President and Chief Executive Officer and election as a member of the board in July 2001, we agreed to pay for the $21,750 in expenses that Mr. Johnson incurred in connection with his relocation to the Phoenix area from Michigan and to reimburse Mr. Johnson $27,000 for the loss on the sale of his Michigan home. The $27,000 was grossed-up to $46,146 to take into account taxes payable by Mr. Johnson in respect of this payment.

(8)	A portion of Mr. Hemelt’s 2002 bonus, $48,000, was paid in January 2003.

(9)	A portion of Mr. Clarot’s 2002 bonus, $40,000, was paid in January 2003

(10)	Mr. Marini’s 2003 bonus was paid in January 2004 and includes $78,000 for sales commission incentives.

(11)	A portion of Mr. Marini’s 2002 bonus, $24,750, was paid in January 2003 and includes $113,630 for sales commission incentives.

(12)	A portion of Mrs. Romero’s 2002 bonus, $25,000, was paid in January 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides information on option grants during the year ended December 31, 2003 to the named executive officers:

	Number of	Percent of
	Securities	Total Options/
	Underlying	SARs Granted	Exercise		Grant Date
	Options/SARs	to Employees in	Price	Expiration	Present
Name	Granted	Fiscal Year	(Per Share)	Date	Value

Carl Johnson	25,000	23%	$8.45	1/16/2010	$117,600	(1)
William Hemelt	25,000	23%	$8.45	1/16/2010	$117,600	(1)
	30,000	27%	$7.96	7/22/2010	$134,100	(2)
Timothy Clarot	20,000	18%	$8.45	1/16/2010	$94,080	(1)

James Marini	0	0%	—	—	—
Lynn Romero	10,000	9%	$8.45	1/16/2010	$47,040	(1)

(1)	The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with SEC rules and regulations and are not intended to forecast future appreciation of our stock price. The options granted on January 16, 2003 had a grant date present value of $4.704 per option. The Black-Scholes model was used with the following assumptions: volatility of 63.13% based on a historical weekly average; dividend yield of 0%; risk-free interest rate of 3.11% based on a U.S. Treasury rate of five years; and a five year expected option life.

(2)	The options granted on July 22, 2003 had a grant date present value of $4.47 per option. The Black-Scholes model was used with the following assumptions: volatility of 62.87% based on a historical weekly average; dividend yield of 0%; risk-free interest rate of 3.65% based on a U.S. Treasury rate of five years; and a five year expected life.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table provides information on the value realized by the exercise of options by our named executive officers during 2003 and the value of our named executive officers’ unexercised options at December 31, 2003.

			Number Of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-The-Money Options/
			at Fiscal Year-End		SARs at Fiscal Year-End
	Shares
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl Johnson	0	0	59,801	69,599	$576,644	$642,262
William Hemelt	0	0	12,567	56,133	$77,119	$536,119
Timothy Clarot	0	0	10,233	35,467	$83,253	$311,765
James Marini	0	0	22,433	5,267	$170,051	$56,347
Lynn Romero	0	0	6,233	10,467	$28,718	$97,215

REPORT OF THE COMPENSATION COMMITTEE

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

      The Compensation Committee of the Board of Directors consists of Edward Walsh (Chairman), William Egan, Michael Zeher, and L. White Matthews, III. The Compensation Committee held three meetings during fiscal 2003. The meetings were attended by all members of the Compensation Committee.

      The Compensation Committee annually reviews the performance and compensation of the President and the Company’s other executive officers. Additionally, the Compensation Committee reviews compensation of outside directors for service on the board and for service on committees of the board, and administers the Company’s stock option plans.

Compensation Program Objectives

      We believe that Matrixx’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, Matrixx’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation

      The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain highly skilled individuals. In this regard, each executive officers’ compensation package has three main parts:

•	base salary, which is reviewed annually;

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals; and

•	equity compensation, consisting of stock options and, for certain executives, restricted stock.

      The Compensation Committee annually reviews each executive officer’s base salary and makes appropriate recommendations to Matrixx’s board of directors. Annual salaries are based on the following factors:

•	Matrixx’s performance for the prior fiscal year and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants.

      Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. Stock options and restricted stock are generally granted annually under Matrixx’s Employee Stock Option Plan and are generally priced at 100% of the closing price of Matrixx common stock on the date of grant. These grants are made with a view to linking executives’ compensation to the long-term financial success of Matrixx.

Chief Executive Officer Compensation

      As President and Chief Executive Officer of the Company, Carl Johnson’s compensation is based on his employment agreement with Matrixx which provides for a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to the Company’s senior executive officers and payments or other benefits he is entitled to receive upon termination of his employment. The Compensation Committee reviews the base salary of Mr. Johnson annually pursuant to the same policies the Committee uses to evaluate the base salaries of its other executive officers. For 2003, his annual base salary was $275,000. Mr. Johnson was granted options to purchase 50,000 shares of Matrixx common stock. In addition, Mr. Johnson received an award of $61,875 in restricted common stock. These grants and awards were based on Matrixx’s outstanding performance in 2003 and the significant achievement of the disclosed revenue and earnings goals previously established by the Compensation Committee. The performance bonus was paid in January 2004 but relates to performance in the 2003 fiscal year.

      The Compensation Committee determined the amount of Mr. Johnson’s base salary and the number of restricted stock and stock options to be awarded to him after considering the competitive levels of compensation for chief executive officers managing companies of similar size, complexity and performance level, and following a review of Mr. Johnson’s contributions to Matrixx’s business success in 2003 and the conclusion that Mr. Johnson has the vision and executive capabilities to continue to lead the growth of the Company.

Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Matrixx’s executive officers for the 2003 fiscal year did not exceed the $1 million limit for any employee. We believe that Matrixx’s compensation policy satisfies Section 162(m) of the Internal Revenue Code. As a result, we believe that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, Matrixx will not be entitled to a deduction with respect to payments that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax.

Edward Walsh, Chairman
William Egan
L. White Matthews, III
Michael Zeher

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      No member of the Compensation Committee was an officer or employee of Matrixx or its subsidiary, Zicam, LLC, in the fiscal year ended December 31, 2003, or was formerly such an officer or employee or had any other relationship requiring disclosure hereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information, as of March 25, 2004, with respect to the number of shares of our common stock beneficially owned by the named executive officers, by individual directors, by all directors and officers as a group, and by persons known by Matrixx to beneficially own more than 5% of our outstanding common stock. The address of all persons (unless otherwise noted in the footnotes below) is care of Matrixx Initiatives, Inc. at 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016. The indicated percentages are based upon the number of shares of our common stock outstanding as of March 25, 2004, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

			Percent of
Name of Beneficial	Number of		Common Stock
Owner and Address	Shares		Owned

Timothy Clarot	18,256	(1)	*
William Egan	36,000	(2)	*
Edward Faber	46,000	(3)	*
William Hemelt	43,597	(4)	*
Carl Johnson	82,495	(5)	1.0%
James Marini	25,341	(6)	*
L. White Matthews	13,500	(7)	*
Lynn Romero	10,858	(8)	*
Edward Walsh	36,600	(9)	*
Michael Zeher	36,500	(10)	*

All executive officers and directors as a group	349,147		3.6%

*	Represents less than 1% of our outstanding common stock.

(1)	Includes 1,356 restricted shares and options to purchase 10,000 shares at $9.63, 233 shares at $8.50 and 6,667 shares at $8.45.

(2)	Includes options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59 and 5,000 shares at $18.02.

(3)	Includes 1,000 restricted shares acquired pursuant to Directors’ Stock Purchase Program and options to purchase 10,000 shares at $14.3125, 10,000 shares at $9.00, 10,000 shares at $7.20, 10,000 shares at $8.59 and 5,000 shares at $18.02.

(4)	Includes 2,596 restricted stock shares and options to purchase 12,000 shares at $11.75, 567 shares at $8.50 and 8,334 shares at $8.45

(5)	Includes 12,360 restricted stock shares and options to purchase 50,000 shares at $7.83, 8,333 shares at $9.63, 1,467 shares at $8.50 and 8,334 shares at $8.45

(6)	Includes 1,477 restricted shares and options to purchase 15,000 shares at $11.75, 7,200 shares at $6.90, and 233 shares at $8.50.

(7)	Includes options to purchase 7,500 shares at $7.29 and 5,000 shares at $18.02.

(8)	Includes 1,291 restricted shares and options to purchase 6,000 shares at $13.3125, 233 shares at $8.50, and 3,334 shares at $8.45.

(9)	Includes options to purchase 10,000 shares at $14.3125, 10,000 shares at $7.20, 10,000 shares at $8.59 and 5,000 shares at $18.02.

(10)	Includes options to purchase 10,000 shares at $16.125, 10,000 shares at $7.20, 10,000 shares at $8.59 and 5,000 shares at $18.02.

AGREEMENTS WITH CERTAIN OFFICERS

      We have entered into an employment agreement with Carl J. Johnson, our President and Chief Executive Officer, which became effective in July 2001 when Mr. Johnson first joined Matrixx and which was amended in 2002. Mr. Johnson’s employment agreement provides for a three-year term. At the end of this term, the agreement will automatically renew on an annual basis unless and until the Board or Mr. Johnson elects not to renew it.

      Mr. Johnson’s employment agreement specifies certain financial arrangements that we will provide in the event that Mr. Johnson’s employment is terminated without cause, as well as upon certain events involving a change in control of Matrixx. If we terminate Mr. Johnson without cause or if he voluntarily resigns for certain specified “good reasons”, he will be entitled to receive, over a subsequent period equal to one year or the remaining term of the agreement, whichever is longer, semi-monthly payments which, when annualized, would be equal to his annual base salary in effect at the time of his termination, plus an amount equal to the average of the annual incentive bonus payments paid to Mr. Johnson in the two fiscal years preceding the fiscal year in which he was terminated, or if less than two fiscal years have passed, an amount equal to the single annual incentive bonus payment that he had previously received. Mr. Johnson will also be entitled to exercise all unexercised stock options related to his original grant of 75,000 options, whether or not such options have vested at the time of his termination. In the event that Mr. Johnson’s employment is terminated in connection with a change in control of Matrixx, Mr. Johnson will be entitled to the same benefits described above, except that in lieu of an amount equal to his base salary paid over a 12-month or possibly longer term, Mr. Johnson would be entitled to receive a lump sum payment equal to two times his base salary in effect in the fiscal year immediately prior to the fiscal year in which the change of control occurs.

      The agreement contains provisions that restrict Mr. Johnson, during the term of his employment and for a period of one year following his voluntary or involuntary termination, from directly or indirectly competing with Matrixx or soliciting Matrixx’s employees or customers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      No director or executive officer of the Company or stockholder owning greater than 5% of the Company’s common stock had any relationship with the Company requiring disclosure hereunder.

PERFORMANCE GRAPH

      The line graph below and the following performance table each compare the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total stockholder return of the Nasdaq Stock Market Index and the Russell 2000 Growth Index. The comparisons utilize an investment of $100 on December 31, 1998.

PERFORMANCE TABLE

Date	Matrixx	Nasdaq	Russell 2000 Growth

12/31/98	100.00	100.00	100.00
12/31/99	208.06	185.46	142.51
12/31/00	87.78	111.65	110.20
12/31/01	89.73	88.58	99.68
12/31/02	103.38	61.23	69.09
12/31/03	230.69	91.75	101.95

      The Nasdaq Stock Market Index comprises all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, excluding preferreds, rights and warrants. The Russell 2000 Growth Index is a growth industry index that measures the performance of the 2,000 smallest companies in the Russell 3000 Index with the highest, proportionately weighted, growth characteristics including higher price-to-book ratios and forecasted growth values.

REPORT OF THE AUDIT COMMITTEE

      The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

      The Audit Committee of the Board of Directors has furnished the following report for the twelve-month period ended December 31, 2003.

      The Audit Committee has reviewed Matrixx’s audited financial statements for the year ended December 31, 2003 and has met with both management and Mayer Hoffman McCann P.C., Matrixx’s independent auditors, to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with Mayer Hoffman McCann the written disclosure and matters required to be discussed by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). These items relate to that firm’s independence from Matrixx. We have also discussed with Mayer Hoffman McCann the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

      Based upon the review and discussions described above, the Audit Committee recommended to the board of directors that Matrixx’s audited financial statements for the fiscal year ended December 31, 2003 be included in Matrixx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

L. White Matthews, III, Chairman
William Egan
Edward Walsh

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Effective November 12, 2002, Angell & Deering, Certified Public Accountants resigned as the independent auditor and certifying accountant of Matrixx. This resignation occurred solely as a result of the partners of Angell & Deering joining the certified public accounting firm of Mayer Hoffman McCann P.C. According to information provided to us by Angell & Deering’s partner representative to Matrixx, all of the partners of Angell & Deering became partners of Mayer Hoffman McCann at or around the time of Angell & Deering’s resignation as our independent auditor and certifying accountant.

      Angell & Deering’s reports on Matrixx’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During Matrixx’s fiscal years ended December 31, 2001 and 2000, and through the date of Angell & Deering’s November 12, 2002 resignation, there were no disagreements between the Company and Angell & Deering on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to Angell & Deering’s satisfaction, would have caused the firm to make reference to the subject matter in connection with its reports on Matrixx’s consolidated financial statements for either such fiscal year or for any reporting period since the Company’s last fiscal year-end and prior to November 12, 2002. During the fiscal years ended December 31, 2001 and 2000, and through the date of Angell & Deering’s resignation, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      Effective November 12, 2002, Matrixx’s Audit Committee engaged Mayer Hoffman McCann as the Company’s new independent auditor and certifying accountant to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2002. During the fiscal years ended December 31, 2001 and 2000, and through the date leading up to the Audit Committee’s engagement of Mayer Hoffman McCann, the Company did not consult Mayer Hoffman McCann with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      Matrixx provided Angell & Deering with a copy of the foregoing disclosures and requested that the firm furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Angell & Deering agreed with such disclosures. Angell & Deering furnished this letter, which was attached as an exhibit to our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on November 12, 2002.

      We presently contemplate that Mayer Hoffman McCann will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2004. We anticipate that a representative of Mayer Hoffman McCann will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the firm will be afforded an opportunity to make a statement if the firm so desires. The firm’s representative will also be available to respond to appropriate questions.

      Mayer Hoffman McCann has advised us that no member of that firm has any financial interest, either direct or indirect, in the Company or our subsidiary, Zicam, LLC and it has no connection with the Company or our subsidiary in any capacity other than that of our independent public accountants.

Fees Paid to Mayer Hoffman McCann

      The following table shows the fees paid or accrued by Matrixx for the audit and other services provided by the Company’s accountants for the fiscal years ended December 31, 2002 and 2003:

	2003	2002

Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q	$147,300	$98,200
Audit-related Fees(1)	14,700	15,800
Tax Fees(2)	20,500	22,400
Other Services Fees(3)	90,500	24,500

Total	$273,000	$160,900

(1)	Includes accounting and financial reporting services related to Matrixx’s registration statements filed under the Securities Act of 1933, as amended and attendance at Audit Committee meetings.

(2)	Includes tax compliance, advice and planning.

(3)	Includes consulting and advisory services and approximately $60,000 for the one-time fee for the required Sarbanes-Oxley 404 documentation.

      All services described above were approved by the Audit Committee.

      The Audit Committee has considered and decided that the provisions of the non-audit services referred to in the “Other Services Fees” portion of the above table (including the footnote thereto) are compatible with maintaining the independence of the Company’s auditors.

Policy on Audit Committee Pre-Approval

      The Audit Committee is responsible for reviewing and pre-approving both audit and permissible non-audit services to be provided by the independent accountant. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee’s pre-approval policies and procedures as described herein are included within the Audit Committee Charter.

PROPOSALS BY STOCKHOLDERS

      Any stockholder desiring to have a proposal included in our proxy statement for our 2005 Annual Meeting of Stockholders, including a director nominee recommendation, must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to our principal executive offices no later than December 8, 2004 and must otherwise comply with the applicable provisions of Matrixx’s Bylaws. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review.

OTHER MATTERS

      Our board of directors is not presently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card on such matters in accordance with their judgment.

ANNUAL REPORT

      A copy of our 2003 Annual Report to Stockholders which includes our financial statements for the fiscal year ended December 31, 2003, was mailed with this Notice and Proxy Statement on or about April 6, 2004 to all stockholders of record on the Record Date. We will provide our complete Annual Report on Form 10-K at no charge to any requesting person.

MATRIXX INITIATIVES, INC.

William J. Hemelt
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona

April 6, 2004

APPENDIX A

MATRIXX INITIATIVES, INC.

CORPORATE GOVERNANCE AND

NOMINATING COMMITTEE

CHARTER

Purpose and Authority

      The Corporate Governance and Nominating Committee of the Board of Directors of Matrixx Initiatives, Inc. (the “Company”) assists the Board by (1) identifying individuals qualified to become Board members and recommending to the Board director nominees for each annual and special meeting of shareholders at which directors are elected, (2) recommending to the Board director nominees for the Company’s Audit Committee, Compensation Committee and this Committee, as well as any other committee of the Board that may be formed from time to time, (3) recommending to the Board corporate governance principles and practices appropriate to the Company, and (4) leading the Board in an annual review of its performance.

      The Committee has the authority to obtain advice and assistance from outside legal, accounting, and other advisors and consultants as deemed appropriate to fully execute its duties and responsibilities. The Company will provide appropriate funding, as determined by the Committee, for compensation to such advisers and consultants that the Committee chooses to engage. The Committee may, by majority vote of the full Committee membership, create one or more subcommittees comprised of members of the Committee, and may vest any such subcommittee with the full authority of the Committee with respect to specific matters delegated to such subcommittee.

      The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee will have full access to the Company’s executives as necessary to carry out its duties and responsibilities.

Composition of the Committee

      The Committee will be comprised of three or more members of the Board, each of whom (i) will be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) will meet the independence requirements of the Nasdaq National Market and the Exchange Act, all as in effect from time to time. Each member of the Committee will be elected by the Board of Directors at its annual organizational meeting, or such other meeting as the Board may deem appropriate, and will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal from the Committee by the full Board. Unless a Chair of the Committee is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings of the Committee

      The Committee will meet periodically, as necessary to carry out its duties and responsibilities and to act upon matters falling within its responsibility. Non-management directors of the Company who are not members of the Committee are entitled to receive notice of, and may attend, all meetings of the Committee. A majority of the total number of members of the Committee will constitute a quorum for the conduct of business at all Committee meetings. A majority of the members of the Committee are empowered to act onbehalf of the Committee. Minutes will be kept of each Committee meeting. The Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities, including any material matters covered at any Committee meeting.

Responsibilities and Duties

      To fulfill its responsibilities and duties, the Committee will do the following:

     A.     Board of Directors and Committee Membership and Functions

      1. Develop, and from time to time review and modify, qualifications, skills and business experience criteria required of Board and Board committee members.

      2. Identify, evaluate and recommend to the full Board of Directors, on an annual basis and otherwise as appropriate in the circumstances, candidates for election to the Board and the various committees of the Board.

     B.     Corporate Policies and Procedures

      3. Develop and recommend for adoption by the full Board of Directors a set of Corporate Governance Policies and Practices, addressing at least the following matters:

•	Board membership standards, including policies regarding director qualifications, tenure, retirement and succession;

•	director responsibilities, including basic duties and responsibilities with respect to attendance at Board and Board committee meetings and advance review of meeting materials;

•	director access to management and, as necessary or appropriate, independent advisors;

•	director orientation and continuing education;

•	policies for the avoidance of conflicts of interest between directors and management and the Company;

•	blackout, short-swing trading, transaction disclosure and other policies related to trading of Company securities by directors, management and employees;

•	practices for management review and evaluation of internal controls and procedures; and

•	management succession, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer.

      4. Monitor and evaluate the performance of the Board of Directors, including its compliance with the Company’s Corporate Governance Policies and Practices, and lead the Board in an annual self-assessment of its practices and effectiveness.

      5. Draft and recommend for adoption by the Board of Directors a Code of Business Conduct and Ethics for the Company’s directors, officers and employees, and ensure that management has established a system to monitor and enforce compliance with such Code, all as necessary to promote, among other things, (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company, and (iii) compliance with applicable governmental rules and regulations.

      6. Set Company hiring policies for employees or former employees of the Company’s independent auditor consistent with the requirements of the Securities and Exchange Commission and the Nasdaq National Market, including the one-year “cooling off period” for any individual considered for hiring as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or the equivalent, as outline by Section 206 of the Sarbanes-Oxley Act of 2002.

     C.     Other Responsibilities

      7. Review this Charter at least annually and, if appropriate, recommend changes to the Board of Directors.

      8. Conduct a self-assessment on at least an annual basis of the purposes, duties and responsibilities set forth in this Charter to determine whether the Committee is functioning effectively.

      9. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board of Directors deems necessary or appropriate.

/s/ WILLIAM C. EGAN

William C. Egan
Chairman of the Corporate Governance
and Nominating Committee

/s/ EDWARD E. FABER

Edward E. Faber
Chairman of the Board of Directors

Effective as of October 21, 2003.

Appendix B

MATRIXX INITIATIVES, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2004
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints CARL J. JOHNSON and WILLIAM J. HEMELT, and each of them individually, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the annual meeting of the stockholders of MATRIXX INITIATIVES, INC. (the “Company”) to be held at the Ritz Carlton Phoenix, 2401 E. Camelback Road, Phoenix, Arizona, on April 28, 2004 at 10:00 a.m. (local time), and any adjournment thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1: To elect two directors to the Company’s Board of Directors to serve for a three-year term or until their successors are elected.

Nominees:	EDWARD J. WALSH AND MICHAEL A. ZEHER

VOTE for all nominees except those whose names are written on the line provided below (if any).

VOTE WITHHELD on all nominees

     PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

     DATED:                   , 2004

(Signature)

(Signature)

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.